Exhibit (n)(5)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-2 of Harvest Capital Credit Corporation of our report dated March 15, 2017 relating to the financial statements and financial statement schedule, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 23, 2017